Exhibit 99.1

Columbia Sportswear Company Reports Fourth Quarter and Full Year 2025 Financial Results;
Provides Full Year 2026 Financial Outlook

Fourth Quarter 2025 Highlights
•Net sales decreased 2 percent (3 percent on a constant-currency basis) to $1,070.2 million, compared to fourth quarter 2024.
•Gross margin expanded 50 basis points to 51.6 percent of net sales from 51.1 percent of net sales in fourth quarter 2024. Fourth quarter 2025 gross margin included $20.0 million of incremental U.S. tariffs, prior to mitigation tactics.
•Operating income decreased 15 percent to $116.7 million, or 10.9 percent of net sales, compared to fourth quarter 2024 operating income of $137.3 million, or 12.5 percent of net sales.
•Diluted earnings per share of $1.73, compared to fourth quarter 2024 diluted earnings per share of $1.80.
•Exited the quarter with $790.8 million of cash, cash equivalents and short-term investments and no borrowings.

Full Year 2025 Highlights
•Net sales increased 1 percent (1 percent on a constant-currency basis) to $3,397.4 million, compared to 2024.
•Gross margin expanded 30 basis points to 50.5 percent of net sales from 50.2 percent of net sales, compared to 2024. 2025 gross margin included $31.0 million of incremental U.S. tariffs, prior to mitigation tactics.
•Operating income decreased 23.5 percent to $207.0 million, or 6.1 percent of net sales, compared to 2024 operating income of $270.7 million, or 8.0 percent of net sales. 2025 operating income included $29.0 million of impairment charges related to prAna and Mountain Hardwear.
•Diluted earnings per share of $3.24, compared to 2024 diluted earnings per share of $3.82. Impairment charges, referred to above, negatively impacted diluted earnings per share by $0.45.

Full Year 2026 Financial Outlook
The following forward-looking statements reflect our expectations as of February 3, 2026 and are subject to significant risks and business uncertainties, including those factors described under “Forward-Looking Statements” below. Additional disclosures and financial outlook details can be found in the Full Year 2026 Financial Outlook section below and the CFO Commentary and Financial Review presentation.
•Net sales of $3.43 to $3.50 billion, representing net sales growth of 1.0 to 3.0 percent compared to 2025.
•Operating income of $211 to $243 million, representing operating margin of 6.2 to 6.9 percent of net sales.
•Diluted earnings per share of $3.20 to $3.65.

PORTLAND, Ore. - February 3, 2026 - Columbia Sportswear Company (NASDAQ: COLM, the "Company"), a multi-brand global leading innovator in outdoor, active and lifestyle products including apparel, footwear, accessories, and equipment, today announced fourth quarter and full year 2025 financial results for the period ended December 31, 2025.

Chairman and Chief Executive Officer Tim Boyle commented, “We’re pleased to have delivered net sales and profitability exceeding our guidance for the fourth quarter driven by better-than-expected demand in the U.S. While our U.S. business remains challenged, I’m encouraged with continued growth internationally combined with early signs of momentum indicating that the Columbia ACCELERATE Growth Strategy is resonating with consumers, including new and enhanced product collections and differentiated marketing.

“Over the past few months, we've witnessed brand momentum as consumers embraced our new product collections, with even more exciting launches on the horizon. "Engineered for Whatever" has not only re-energized our unique brand voice but has provided powerful differentiation in a competitive marketplace.

“This momentum positions us well for continued success as we execute our vision and continue investing across all our brands to:

•accelerate profitable growth;
•create iconic products that are differentiated, functional and innovative;
•drive brand engagement with increased, focused demand creation investments;
•enhance consumer experiences by investing in capabilities to delight and retain consumers;
•amplify marketplace excellence that is digitally-led, omni-channel, and global; and
•empower talent that is driven by our core values."

CFO's Commentary and Financial Review Presentation Available Online

For a detailed review of the Company's fourth quarter and full year 2025 financial results, please refer to the CFO Commentary and Financial Review presentation furnished to the Securities and Exchange Commission (the "SEC") on a Current Report on Form 8-K and published on the Investor Relations section of the Company's website at http://investor.columbia.com/financial-results at approximately 4:15 p.m. ET today. Analysts and investors are encouraged to review this commentary prior to participating in our conference call.

ACCELERATE Growth Strategy

ACCELERATE is a growth strategy intended to elevate the Columbia brand to attract younger and more active consumers. It is a multi-year effort centered around several consumer-centric shifts to our brand, product and marketplace strategies, as well as enhanced ways of working. 2025 was an important milestone in this journey. The Columbia brand launched its new brand platform “Engineered for Whatever” through a global brand campaign in print, on social, and in-person. The Columbia brand also released certain new products designed with a younger, more active consumer in mind, and re-launched the U.S. Columbia.com website, with enhanced features and photography. We’re encouraged with early indicators, which signal that our differentiated marketing communications and enhanced products are resonating with consumers, providing us confidence as we plan for future seasons. For more information on the ACCELERATE Growth Strategy, please refer to the CFO Commentary and Financial Review presentation.
Fourth Quarter 2025 Financial Results
(All comparisons are between fourth quarter 2025 and fourth quarter 2024, unless otherwise noted.)

Net sales decreased 2 percent (3 percent on a constant-currency basis) to $1,070.2 million from $1,096.6 million for the comparable period in 2024. The decrease primarily reflected earlier shipment of Fall '25 wholesale orders, partially offset by a modest increase in direct-to consumer ("DTC") net sales. Sales decline in the U.S. was partially offset by growth in international markets.

Gross margin expanded 50 basis points to 51.6 percent of net sales from 51.1 percent of net sales for the comparable period in 2024. Gross margin expansion included healthier inventory composition resulting in less clearance and promotional activity, as well as lower inventory loss provisions, partially offset by the impact of incremental U.S. tariffs. Incremental U.S. tariffs prior to mitigation actions impacted gross margin by $20.0 million.

SG&A expenses were $441.5 million, or 41.3 percent of net sales, compared to $430.6 million, or 39.3 percent of net sales, for the comparable period in 2024. The largest changes in SG&A expenses were driven by higher DTC expenses and other non-recurring SG&A expenses associated with our profit improvement program, partially offset by lower enterprise technology and supply chain expenses, largely resulting from our profit improvement program.

Operating income decreased 15 percent to $116.7 million, or 10.9 percent of net sales, compared to operating income of $137.3 million, or 12.5 percent of net sales, for the comparable period in 2024.

Interest income, net of $3.3 million, compared to $4.8 million for the comparable period in 2024.

Income tax expense of $27.2 million resulted in an effective income tax rate of 22.6 percent, compared to income tax expense of $37.3 million, or an effective income tax rate of 26.7 percent, for the comparable period in 2024.

Net income was $93.2 million, or $1.73 per diluted share, compared to net income of $102.6 million, or $1.80 per diluted share, for the comparable period in 2024.

Full Year 2025 Financial Results
(All comparisons are between full year 2025 and full year 2024, unless otherwise noted.)

Net sales increased 1 percent (1 percent on a constant-currency basis) to $3,397.4 million from $3,368.6 million in 2024.

Gross margin expanded 30 basis points to 50.5 percent of net sales from 50.2 percent of net sales in 2024. Incremental U.S. tariffs prior to mitigation actions impacted gross margin by $31.0 million.

SG&A expenses were $1,502.5 million, or 44.2 percent of net sales, compared to $1,443.9 million, or 42.9 percent of net sales in 2024.

Impairment of goodwill and intangible assets included $29.0 million of charges related to prAna and Mountain Hardwear.

Operating income decreased 24 percent to $207.0 million, or 6.1 percent of net sales, compared to operating income of $270.7 million, or 8.0 percent of net sales in 2024.

Interest income, net of $17.9 million, compared to $27.7 million in 2024.

Income tax expense of $52.4 million resulted in an effective income tax rate of 22.8 percent, compared to income tax expense of $74.9 million, or an effective income tax rate of 25.1 percent, in 2024.

Net income decreased 21 percent to $177.2 million, or $3.24 per diluted share, compared to net income of $223.3 million, or $3.82 per diluted share, in 2024. The impairment charges related to prAna and Mountain Hardwear negatively impacted diluted earnings per share by $0.45 in 2025.

Balance Sheet as of December 31, 2025

Cash, cash equivalents, and short-term investments totaled $790.8 million, compared to $815.5 million as of December 31, 2024.

The Company had no borrowings as of either December 31, 2025 or December 31, 2024.

Inventories were essentially flat at $689.5 million, compared to $690.5 million as of December 31, 2024.

Cash Flow for the Twelve Months Ended December 31, 2025

Net cash provided by operating activities was $282.9 million, compared to $491.0 million in 2024.

Capital expenditures totaled $66.2 million, compared to $59.8 million in 2024.

Share Repurchases for the Twelve Months Ended December 31, 2025

The Company repurchased 2,972,889 shares of common stock for an aggregate of $201.1 million, or an average price per share of $67.64.

At December 31, 2025, $426.5 million remained available under our stock repurchase authorization, which does not obligate the Company to acquire any specific number of shares or to acquire shares over any specified period of time.

Quarterly Cash Dividend

The Board of Directors approved a regular quarterly cash dividend of $0.30 per share, payable on March 20, 2026 to shareholders of record on March 9, 2026.

Full Year 2026 Financial Outlook

(Additional financial outlook details can be found in the CFO Commentary and Financial Review presentation.)

The Company's 2026 Financial Outlook is forward-looking in nature, and the following forward-looking statements reflect our expectations as of February 3, 2026 and are subject to significant risks and business uncertainties, including those factors described under “Forward-Looking Statements” below. These risks and uncertainties limit our ability to accurately forecast results. The Company's Full Year and First Quarter 2026 Financial Outlooks, reflect U.S. tariff rates in place on February 3, 2026.

Net sales are expected to increase 1.0 to 3.0 percent, resulting in net sales of $3.43 to $3.50 billion, compared to $3.40 billion in 2025. Foreign currency translation is expected to benefit net sales by approximately 50 to 100 basis points.

Gross margin is expected to contract 70 to 50 basis points to 49.8 to 50.0 percent of net sales, compared to 50.5 percent of net sales in 2025. Gross margin expectations include roughly a 300 basis point unfavorable impact of incremental tariffs prior to mitigation actions.

SG&A expenses, as a percent of net sales, are expected to be 43.6 to 44.2 percent, compared to SG&A expense as a percent of net sales of 44.2 percent in 2025.

Operating margin is expected to be 6.2 to 6.9 percent of net sales, compared to operating margin of 6.1 percent of net sales in 2025.

Effective income tax rate is expected to be 24.0 to 25.0 percent.

Diluted earnings per share is expected to be $3.20 to $3.65, compared to $3.23 in 2025.

Operating cash flow is expected to be $300 to $330 million.

Capital expenditures are planned to be in the range of $65 to $75 million, roughly in-line with our run rate over the past several years.

First Quarter 2026 Financial Outlook

•Net sales are expected to be $747 to $759 million, representing a decrease of 4.0 to 2.5 percent from $778 million for the comparable period in 2025. Foreign currency translation is expected to benefit net sales by approximately 200 basis points.

•Operating margin is expected to be 2.1 to 2.9 percent of net sales, compared to operating margin of 6.0 percent of net sales in the comparable period in 2025. Operating margin includes SG&A expense deleverage driven by low-single-digit percent SG&A growth on declining net sales, and gross margin contraction primarily resulting from the impact of unmitigated incremental U.S. tariffs.

•Diluted earnings per share is expected to be $0.29 to $0.37, compared to $0.75 for the comparable period in 2025.

Conference Call

The Company will hold its fourth quarter 2025 conference call at 5:00 p.m. ET today. Dial (888) 506-0062 to participate. The call will also be webcast live on the Investor Relations section of the Company's website at https://investor.columbia.com.
First Quarter 2026 Reporting Date

The Company plans to report first quarter 2026 financial results on Thursday, April 30, 2026 at approximately 4:05 p.m. ET.

Supplemental Financial Information

Since Columbia Sportswear Company is a global company, the comparability of its operating results reported in United States dollars is affected by foreign currency exchange rate fluctuations because the underlying currencies in which it transacts change in value over time compared to the United States dollar. To supplement financial information reported in accordance with GAAP, the Company discloses constant-currency net sales information, which is a non-GAAP financial measure, to provide a framework to assess how the business performed excluding the effects of changes in the exchange rates used to translate net sales generated in foreign currencies into United States dollars. The Company calculates constant-currency net sales by translating net sales in foreign currencies for the current period into United States dollars at the average exchange rates that were in effect during the comparable period of the prior year. Management believes that this non-GAAP financial measure reflects an additional and useful way of viewing an aspect of our operations that, when viewed in conjunction with our GAAP results, provides a more comprehensive understanding of our business and operations. In particular, investors may find the non-GAAP financial measure useful by reviewing our net sales results without the volatility in foreign currency exchange rates. This non-GAAP financial measure also facilitates management's internal comparisons to our historical net sales results and comparisons to competitors' net sales results.

The non-GAAP financial measures should be viewed in addition to, and not in lieu of or superior to, our financial measures calculated in accordance with GAAP. The Company provides a reconciliation of non-GAAP measures to the most directly comparable financial measure calculated in accordance with GAAP. See the "Reconciliation of GAAP to Non-GAAP Financial Measures" table included herein. The non-GAAP financial measures presented may not be comparable to similarly titled measures reported by other companies.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the federal securities laws, including statements regarding the Company’s expectations, anticipations or beliefs about the Company's ability to realize growth opportunities, drive long-term market share gains and manage expenses, financial position, marketing strategies, anticipated product launches, timing and payment of dividends, and the Company’s expectations regarding its financial results for full year 2026 net sales, gross margin, SG&A expenses, operating margin, effective income tax rate, diluted earnings per share, operating cash flow, and capital expenditures, as well as first quarter 2026 net sales, operating margin, and diluted earnings per share. Forward-looking statements often use words such as "will," "anticipate," "estimate," "expect," "should," "may," "plan", "intend", and other words and terms of similar meaning or reference future dates. The Company's expectations, beliefs and projections are expressed in good faith and are believed to have a reasonable basis; however, each forward-looking statement involves a number of risks and uncertainties, including those set forth in this document, those described in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q under the heading "Risk Factors," and those that have been or may be described in other reports filed by the Company, including reports on Form 8-K. Potential risks and uncertainties that may affect our future revenues, earnings and performance and could cause the actual results of operations or financial condition of the Company to differ materially from the anticipated results expressed or implied by forward-looking statements in this document include: loss of key customer accounts; our ability to execute our ACCELERATE Growth Strategy; our ability to execute and realize cost savings related to our Profit Improvement Plan; our ability to effectively execute our business strategies, including initiatives to upgrade our business processes and information technology (“IT”) systems and investments in our DTC businesses; our ability to maintain the strength and security of our IT systems; the effects of unseasonable weather, including global climate change; the seasonality of our business and timing of orders; trends affecting consumer spending, including changes in the level of consumer spending, and retail traffic patterns; unfavorable economic conditions generally; the financial health of our customers and retailer consolidation; higher than expected rates of order cancellations; changes affecting consumer demand and preferences and fashion trends; changes in international, federal or state tax, labor and other laws and regulations that affect our business, including changes in corporate tax rates, tariffs, international trade policy and geopolitical tensions, or increasing wage rates; our ability to attract and retain key personnel; risks inherent in doing business in foreign markets, including fluctuations in currency exchange rates, global credit market conditions, changes in global regulation and economic and political conditions and disease outbreaks; volatility in global production and transportation costs and capacity and timing; our ability to effectively manage our inventory and our wholesale customer’s to manage their inventories; our dependence on third-party manufacturers and suppliers and our ability to source at competitive prices from them or at all; the effectiveness of our sales and marketing efforts; business disruptions and acts of terrorism, cyber-attacks or military activities around the globe; intense competition in the industry; our ability to establish and protect our intellectual property; and our ability to develop innovative products. The Company cautions that forward-looking statements are inherently less reliable than historical information. The Company does not undertake any duty to update any of the forward-looking statements after the date of this document to conform them to actual results or to reflect changes in events, circumstances or its expectations. New factors emerge from time to time and it is not possible for the Company to predict or assess the effects of all such factors or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement.

About Columbia Sportswear Company

Columbia Sportswear Company connects active people with their passions and is a global multi-brand leading innovator in outdoor, active and lifestyle products including apparel, footwear, accessories, and equipment. Founded in 1938 in Portland, Oregon, the Company's brands are sold in 115 countries. In addition to the Columbia® brand, Columbia Sportswear Company also owns the Mountain Hard Wear®, SOREL® and prAna® brands. To learn more, please visit the Company's websites at www.columbia.com, www.mountainhardwear.com, www.sorel.com, and www.prana.com.

Contact:
Reed Anderson
ICR
(646) 277-1260
investorrelations@columbia.com

- Financial tables follow -

COLUMBIA SPORTSWEAR COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	As of December 31,
(in thousands)	2025	2024
ASSETS
Current assets:
Cash and cash equivalents	$442,028	$531,869
Short-term investments	348,766	283,608
Accounts receivable, net	403,168	417,539
Inventories	689,456	690,515
Prepaid expenses and other current assets	89,080	85,051
Total current assets	1,972,498	2,008,582
Property, plant and equipment, net	279,131	282,908
Operating lease right-of-use assets	425,492	399,669
Intangible assets, net	71,221	79,221
Goodwill	5,694	26,694
Deferred income taxes	108,127	104,203
Other non-current assets	66,330	73,988
Total assets	$2,928,493	$2,975,265
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$385,599	$385,695
Accrued liabilities	278,421	273,330
Operating lease liabilities	88,501	75,857
Income taxes payable	8,293	31,663
Total current liabilities	760,814	766,545
Non-current operating lease liabilities	389,188	373,328
Income taxes payable	15,076	13,176
Deferred income taxes	1,033	310
Other long-term liabilities	52,239	41,867
Total liabilities	1,218,350	1,195,226
Total shareholders' equity	1,710,143	1,780,039
Total liabilities and shareholders' equity	$2,928,493	$2,975,265

COLUMBIA SPORTSWEAR COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
(In thousands, except per share amounts)	2025	2024	2025	2024
Net sales	$1,070,228	$1,096,587	$3,397,351	$3,368,582
Cost of sales	518,489	536,039	1,680,629	1,677,497
Gross profit	551,739	560,548	1,716,722	1,691,085
Gross margin	51.6%	51.1%	50.5%	50.2%

Selling, general and administrative expenses	441,515	430,645	1,502,506	1,443,906
Impairment of goodwill and intangible assets	—	—	29,000	—
Net licensing income	6,512	7,418	21,823	23,562
Operating income	116,736	137,321	207,039	270,741
Interest income, net	3,342	4,797	17,867	27,703
Other non-operating income (expense), net	271	(2,287)	4,718	(257)
Income before income tax	120,349	139,831	229,624	298,187
Income tax expense	27,182	37,274	52,400	74,914
Net income	$93,167	$102,557	$177,224	$223,273

Earnings per share:
Basic	$1.74	$1.81	$3.24	$3.83
Diluted	$1.73	$1.80	$3.24	$3.82
Weighted average shares outstanding:
Basic	53,687	56,656	54,678	58,333
Diluted	53,720	56,890	54,762	58,502

COLUMBIA SPORTSWEAR COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Year Ended December 31,
(in thousands)	2025	2024
Cash flows from operating activities:
Net income	$177,224	$223,273
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	56,835	55,944
Non-cash lease expense	86,346	77,378
Provision for uncollectible accounts receivable	1,666	2,555
Deferred income taxes	422	(6,204)
Share-based compensation	24,238	24,777
Loss on impairment of goodwill, intangible assets, and property, plant and equipment	39,112	2,679
Other, net	(6,193)	(13,681)
Changes in operating assets and liabilities:
Accounts receivable	23,021	(11,803)
Inventories	12,231	39,131
Prepaid expenses and other current assets	(17,818)	6,792
Other assets	(1,988)	(710)
Accounts payable	(409)	155,176
Accrued liabilities	(10,482)	8,815
Income taxes payable	(21,487)	1,991
Operating lease assets and liabilities	(84,864)	(78,627)
Other liabilities	5,049	3,556
Net cash provided by operating activities	282,903	491,042
Cash flows from investing activities:
Purchases of short-term investments	(606,845)	(669,093)
Sales and maturities of short-term investments	552,288	816,232
Capital expenditures	(66,166)	(59,805)
Net cash provided by (used in) investing activities	(120,723)	87,334
Cash flows from financing activities:
Proceeds from issuance of common stock related to share-based compensation	5,544	6,120
Tax payments related to share-based compensation	(6,033)	(4,871)
Repurchase of common stock	(201,096)	(317,756)
Cash dividends paid	(65,530)	(69,732)
Net cash used in financing activities	(267,115)	(386,239)
Net effect of exchange rate changes on cash	15,094	(10,587)
Net increase (decrease) in cash and cash equivalents	(89,841)	181,550
Cash and cash equivalents, beginning of period	531,869	350,319
Cash and cash equivalents, end of period	$442,028	$531,869
Supplemental disclosures of cash flow information:
Cash paid during the period for income taxes	$86,394	$76,104
Supplemental disclosures of non-cash investing and financing activities:
Property, plant and equipment acquired through increase in liabilities	$8,274	$10,735

COLUMBIA SPORTSWEAR COMPANY
Reconciliation of GAAP to Non-GAAP Financial Measures
Net Sales Growth - Constant-currency Basis
(Unaudited)

	Three Months Ended December 31,
	Reported Net Sales	Adjust for Foreign Currency	Constant-currency Net Sales	Reported Net Sales	Reported Net Sales	Constant-currency Net Sales
(In thousands, except percentage changes)	2025	Translation	2025(1)	2024	% Change	% Change(1)
Geographical net sales:
United States	$626,045	$—	$626,045	$682,287	(8)%	(8)%
Latin America and Asia Pacific	203,248	3,514	206,762	187,591	8%	10%
Europe, Middle East and Africa	174,417	(7,766)	166,651	161,551	8%	3%
Canada	66,518	909	67,427	65,158	2%	3%
Total	$1,070,228	$(3,343)	$1,066,885	$1,096,587	(2)%	(3)%

Brand net sales:
Columbia	$937,176	$(3,012)	$934,164	$945,446	(1)%	(1)%
SOREL	79,705	(434)	79,271	97,669	(18)%	(19)%
prAna	23,770	2	23,772	22,427	6%	6%
Mountain Hardwear	29,577	101	29,678	31,045	(5)%	(4)%
Total	$1,070,228	$(3,343)	$1,066,885	$1,096,587	(2)%	(3)%

Product category net sales:
Apparel, accessories and equipment	$854,953	$(2,320)	$852,633	$868,823	(2)%	(2)%
Footwear	215,275	(1,023)	214,252	227,764	(5)%	(6)%
Total	$1,070,228	$(3,343)	$1,066,885	$1,096,587	(2)%	(3)%

Channel net sales:
Wholesale	$429,396	$(2,022)	$427,374	$459,859	(7)%	(7)%
DTC	640,832	(1,321)	639,511	636,728	1%	—%
Total	$1,070,228	$(3,343)	$1,066,885	$1,096,587	(2)%	(3)%
(1) Constant-currency net sales is a non-GAAP financial measure. See “Supplemental Financial Information” above for further information.

COLUMBIA SPORTSWEAR COMPANY
Reconciliation of GAAP to Non-GAAP Financial Measures
Net Sales Growth - Constant-currency Basis
(Unaudited)

	Twelve Months Ended December 31,
	Reported Net Sales	Adjust for Foreign Currency	Constant-currency Net Sales	Reported Net Sales	Reported Net Sales	Constant-currency Net Sales
(In thousands, except percentage changes)	2025	Translation	2025(1)	2024	% Change	% Change(1)
Geographical net sales:
United States	$1,979,033	$—	$1,979,033	$2,068,228	(4)%	(4)%
Latin America and Asia Pacific	611,149	7,012	618,161	560,706	9%	10%
Europe, Middle East and Africa	576,920	(14,418)	562,502	511,778	13%	10%
Canada	230,249	5,797	236,046	227,870	1%	4%
Total	$3,397,351	$(1,609)	$3,395,742	$3,368,582	1%	1%

Brand net sales:
Columbia	$2,972,615	$(1,417)	$2,971,198	$2,917,678	2%	2%
SOREL	221,700	(559)	221,141	238,266	(7)%	(7)%
prAna	102,796	14	102,810	104,087	(1)%	(1)%
Mountain Hardwear	100,240	353	100,593	108,551	(8)%	(7)%
Total	$3,397,351	$(1,609)	$3,395,742	$3,368,582	1%	1%

Product category net sales:
Apparel, accessories and equipment	$2,712,390	$364	$2,712,754	$2,687,174	1%	1%
Footwear	684,961	(1,973)	682,988	681,408	1%	—%
Total	$3,397,351	$(1,609)	$3,395,742	$3,368,582	1%	1%

Channel net sales:
Wholesale	$1,780,554	$(3,461)	$1,777,093	$1,734,358	3%	2%
DTC	1,616,797	1,852	1,618,649	1,634,224	(1)%	(1)%
Total	$3,397,351	$(1,609)	$3,395,742	$3,368,582	1%	1%
(1) Constant-currency net sales is a non-GAAP financial measure. See “Supplemental Financial Information” above for further information.